UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2017
Date of Report (Date of earliest event reported)

MONSTER ARTS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-53266	27-1548306
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 S. Las Vegas Blvd. Suite 120 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(725) 222-8281
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 23, 2017, Wayne Irving, II tendered his resignation as Monster Arts, Inc.’s (the “Company”) Chief Executive Officer and sole member of the Board of Directors, effective as of October 23, 2017. Mr. Irving’s resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices.

Prior to his resignation, the Company appointed Michael Gelmon, age 53, as the Company’s sole member of its Board of Directors and Chief Executive Officer.

Prior to joining the Company, Mr. Gelmon was the Founder of Gelmon Brothers Real Estate Consultants and currently serves as its Partner. Mr. Gelmon also serves as the Chief Executive Officer, President and Secretary of Solar Energy Initiatives, Inc. since February 19, 2013. Mr. Gelmon has been the Chief Executive Officer of Novation Holdings, Inc. since July 24, 2011 and serves as its President.

Mr. Gelmon is an experienced franchising entrepreneur and executive as well as a real estate lawyer. He has a wealth of public experience in corporate finance and corporate governance. His experience included consulting for Proteus Capital Corp., a Mutual Fund specializing in the Inter-Bank Foreign Exchange markets. He started his career practicing Real Estate law and is still a member in good standing with The Law Society of Alberta. From 1993 to 1997, he served as Director and Head of Acquisitions and Real Estate for Domino’s Pizza of Canada Ltd., the Domino’s Pizza Master Franchisor in Canada. Since 1999, Mr. Gelmon has also practiced law with his brother in a law partnership, Britannia Law Firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Arts, Inc.

By:	/s/ Michael Gelmon
Michael Gelmon
Chief Executive Officer

Dated:      December 21, 2017